UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2012

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission	(IRS Employer
File Number)	Identification No.)

6135 NW 167th Street, #E-21
Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, Fuse Science, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Aitan Zacharin, the Company’s Chief Marketing Officer and Chief Information Officer and a director, pursuant to which Mr. Zacharin resigned as an executive officer and director of the Company, effective retroactively to November 1, 2012. Pursuant to the Separation Agreement, the Company agreed to (i) pay Mr. Zacharin compensation at his current rate of $8,333 per month for a period of seven months commencing January 1, 2013; (ii) issue him 200,000 “restricted” shares of our common stock; and (ii) allow options to purchase 1,000,000 shares (700,000 shares at $0.12 and 300,000 shares at $0.21) granted to him in October 2012 to vest. The Separation Agreement also contains mutual releases, confidentiality and work product covenants and a non-disparagement provision.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between the Company and Aitan Zacharin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer
and Acting Chief Financial Officer

Dated: December 31, 2012

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